Exhibit 99.1

CONTACT:	Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Wednesday, July 20, 2011

Editor’s Note: A live webcast reporting second quarter results will be broadcast on the Internet on July 20 at 2 p.m. EDT (Windows Media Player required for viewing)

AMR CORPORATION REPORTS SECOND QUARTER 2011

NET LOSS OF $286 MILLION

Fuel Price Increase of 31 Percent Year-Over-Year Drove $524 Million

of Additional Expense

AMR Second Quarter 2011 Revenue Rose 8 Percent Compared to Same

Period a Year Ago

AMR TAKES STEPS TO POSITION THE COMPANY FOR LONG-TERM SUCCESS, including landmark agreements to transform its narrowbody fleet; intention to move forward with a divestiture of American Eagle regional affiliate; and implementation of additional initiatives

FORT WORTH, Texas – AMR Corporation, the parent company of American Airlines, Inc., today reported a net loss of $286 million for the second quarter of 2011, or $0.85 per share, compared to a net loss of $11 million, or $0.03 per share, in the second quarter of 2010.

The Company’s second quarter performance was negatively impacted by fuel prices that increased 31 percent compared to the second quarter 2010. Including the impact of fuel hedging, AMR paid on average $3.12 per gallon for jet fuel in the second quarter of this year versus $2.37 per gallon in the second quarter 2010. As a result, the Company paid $524 million more for fuel in the second quarter 2011 than it would have paid at prevailing prices from the corresponding prior-year period.

“This past quarter was challenging in many respects,” said AMR Chairman and CEO Gerard Arpey. “We remain acutely focused on taking the necessary steps to manage through our near-term challenges while continuing to lay the foundation for long-

term success. We believe we have the right framework under our Flight Plan 2020 strategy to achieve our long-term objectives for the benefit of all our stakeholders, and today we took several major steps forward. I would also like to thank all of our employees for their efforts to serve our customers, particularly during the extreme weather conditions and tornadoes in April and May, and for their hard work and dedication during a very busy summer.”

Arpey outlined several immediate actions the company is taking to be more competitive and efficient, including the following:

•

American has adjusted its network for the fall, with the cancellation of its San Francisco to Honolulu and Los Angeles to San Salvador flights, as well as a number of other adjustments to reduce costs and improve revenue performance.

•

In conjunction with American’s trans-Atlantic joint business partners, the company is evaluating its winter flying, and anticipates making seasonal route and day-of -week flying adjustments in early 2012 to improve its results.

•	American announced today it intends to discontinue operating its reservations office in Dublin, Ireland, to reduce its operating costs.

•

American also applied for a waiver from the U.S. Department of Transportation to temporarily suspend service from New York’s JFK to Tokyo’s Haneda Airport through mid-2012. American plans to suspend its service to Haneda beginning in early September in an effort to help it offer service more in line with market demand, as Japan continues to recover from March’s earthquake and tsunami.

AMR Corporation Announces Landmark Fleet Agreements with Boeing and Airbus to Transform American’s Narrowbody Fleet

AMR today announced landmark agreements with Boeing and Airbus that will enable it to transform American’s narrowbody fleet. These new aircraft will allow American to reduce its operating and fuel costs and deliver a broad range of state-of-the-art amenities to customers, while maximizing the Company’s financial flexibility.

Under the new agreements, American will acquire 460 narrowbody aircraft from the Boeing 737 and Airbus A320 families beginning in 2013 — the largest aircraft order in aviation history. As part of these agreements, starting in 2017 American will become the first U.S. network airline to begin taking delivery of “next generation” narrowbody aircraft that will further accelerate fuel-efficiency gains.

These new deliveries are expected to pave the way for American to have the youngest and most fuel-efficient fleet among its U.S. airline peers in approximately five years. American also will benefit from approximately $13 billion of committed financing from the manufacturers through lease transactions that will help maximize balance sheet flexibility and reduce risk. The financing fully covers the first 230 deliveries. (AMR provided additional details in a separate news release issued this morning. Please refer to that release for more details).

In addition, American now has eight Boeing 777-300ERs that are scheduled for delivery in 2012 and 2013, including three additional aircraft for which options were recently exercised. These 777-300ERs will complement American’s fleet, offering additional network flexibility, and providing increased efficiency due to better seat mile economics and performance characteristics.

AMR Corporation Announces Intent to Move Forward with the Divestiture of American Eagle

AMR announced today its intent to move forward with the divestiture of AMR Eagle Holding Corporation (“Eagle”). AMR currently expects the divestiture to take the form of a spin-off of Eagle stock to the shareholders of AMR. Strategically, AMR believes a divestiture would be beneficial, as it would help ensure American maintains competitive rates and services for its regional feed into the future. A divestiture would also provide Eagle an opportunity to vie for the business of other mainline carriers and allow the carrier to expand its operations.

(AMR provided additional details regarding American Eagle in a separate news release issued this morning. Please refer to that release for more details).

Financial and Operational Performance

AMR reported second quarter consolidated revenues of approximately $6.1 billion, an increase of 7.8 percent year-over-year. American, its regional affiliates, AA Cargo, as well as the ‘other revenue’ category, experienced year-over-year increases, as total operating revenue was approximately $440 million higher in second quarter 2011 than in the second quarter 2010.

Consolidated passenger revenue per available seat mile (unit revenue) grew 4.9 percent, while mainline unit revenue at American grew 4.3 percent, in each case compared to the second quarter 2010. The Company’s second quarter unit revenue performance reflects a modestly improved revenue environment year-over-year. AMR faced a number of revenue headwinds in the quarter, including extreme weather events in Dallas/Fort Worth and the continued impact of the earthquake and tsunami that struck Japan in March.

American’s passenger yield, which represents the average of fares paid, increased by 4.6 percent year-over-year in the second quarter.

Mainline unit costs, excluding fuel, in the second quarter increased 1.4 percent year-over-year. Non-fuel unit cost performance reflects the impact of American’s cost reduction efforts, offset by weather-related operational disruptions and the previously announced capacity reductions.

Mainline capacity, or total available seat miles, in the second quarter increased by 2.1 percent compared to the second quarter 2010, as the Company selectively added capacity to key markets, such as Asia.

American’s mainline load factor – or percentage of total seats filled – was 83.6 percent during the second quarter 2011, which compares to a load factor of 83.9 percent in the year ago period.

Balance Sheet Update

AMR ended the second quarter with approximately $5.6 billion in cash and short-term investments, including a restricted balance of approximately $457 million. This compares to a balance of $5.5 billion in cash and short-term investments, including a restricted balance of $461 million, at the end of the second quarter 2010.

AMR’s Total Debt, which it defines as the aggregate of its long-term debt, capital lease obligations, the principal amount of airport facility tax-exempt bonds, and the present value of aircraft operating lease obligations, was $17.1 billion at the end of the second quarter 2011, compared to $16.1 billion a year earlier.

AMR’s Net Debt, which it defines as Total Debt less unrestricted cash and short-term investments, was $11.9 billion at the end of the second quarter, compared to $11.0 billion in the second quarter 2010.

Other Second Quarter and Recent Highlights

•

Malaysia Airlines announced it is joining oneworld®, adding one of aviation’s most frequent award winners to the world’s leading quality airline alliance. Malaysia Airlines and its subsidiaries serve almost 100 destinations globally in more than 30 countries across Asia, Australasia, Europe, Africa and North and South America. Malaysia Airlines is expected to start flying as a member of oneworld late next year.

•

American Airlines and Qantas announced they are seeking regulatory approval for a joint business agreement (JBA) on their services between Australia/New Zealand and the United States, within these regions, and to countries beyond. If approved, the JBA will create a new strategic partnership between Qantas and American involving close commercial cooperation and resulting in significant benefits for consumers.

•

In July, American entered into a sale-leaseback arrangement with AerCap, a leading independent aircraft leasing company, to finance up to 35 Boeing 737-800 Next Generation aircraft, including 29 firm deliveries, scheduled to be delivered to American. The arrangement also covers six Boeing 737-800 Next Generation aircraft subject to purchase rights that, if exercised by American, would be scheduled for delivery in 2013 - 2014.

•

On July 7, Priceline said that its online airline ticketing service is now booking more than 1,000 tickets a day through American Airlines AA Direct Connect. Priceline.com has been booking tickets through AA Direct Connect for approximately six months.

•

American Airlines and Citi Cards have launched the Citi ExecutiveSM / AAdvantage® World EliteTM MasterCard® (Citi Executive / AAdvantage card), which will deliver premium travel services and experiences to American Airlines customers. The new Citi Executive / AAdvantage card offers unprecedented airline benefits that allow cardmembers to travel in comfort and style.

Guidance

Mainline and Consolidated Capacity

In light of incremental 2011 capacity reductions, AMR now expects its full-year mainline capacity to be up 1.9 percent versus 2010, with domestic capacity down 0.1 percent and international capacity up 5.0 percent compared to 2010 levels. On a consolidated basis, AMR now expects full-year capacity will be up 2.6 percent.

AMR expects mainline capacity in the third quarter 2011 to be 1.0 percent higher than third quarter 2010, with domestic capacity expected to be down 0.8 percent and international capacity expected to be up 3.6 percent. AMR expects consolidated capacity in the third quarter of 2011 to be up 1.6 percent year-over-year.

Fuel Expense and Hedging

The cost of jet fuel has been increasing and remains very volatile. Based on the July 12 forward curve, AMR is planning for an average system price of $3.15 per gallon in the third quarter 2011 and $3.06 per gallon for all of 2011. This compares to an average system price of $2.32 per gallon in 2010. Consolidated consumption for the third quarter is expected to be 723 million gallons of jet fuel.

AMR has 50 percent of its anticipated third quarter 2011 fuel consumption hedged at an average cap of $2.89 per gallon of jet fuel equivalent ($87 per barrel crude equivalent), with 39 percent subject to an average floor of $2.15 per gallon of jet fuel equivalent ($56 per barrel crude equivalent). AMR has 48 percent of its anticipated full-year consumption hedged at an average cap of $2.73 per gallon of jet fuel equivalent ($84 per barrel crude equivalent), with 37 percent subject to an average floor of $2.05 per gallon of jet fuel equivalent ($56 per barrel crude equivalent).

Mainline and Consolidated Cost per Available Seat Mile (CASM), Excluding Special Items

Fuel prices are expected to continue to be a significant cost headwind in 2011. AMR remains intensely focused on containing costs, despite significant fuel price and other headwinds in a number of areas, including facilities and healthcare costs. As a result, cost per available seat mile for 2011, excluding fuel and the potential impact of any new labor agreements, is now expected to increase 0.5 percent to 1.5 percent compared to 2010.

Cost/ASM – Percent Change

	3Q2011 (est.) vs. 3Q2010 H/(L)	year 2011 (est.) vs. 2010 H/(L)
Mainline CASM	12.9% – 13.3%	8.9% – 9.9%
Excluding Fuel	2.4 – 2.8	0.5 – 1.5
Consolidated CASM	13.1 – 13.5	9.0 – 10.0
Excluding Fuel	2.6 – 3.0	0.5 – 1.5

Editor’s Note: Senior management of AMR will make a presentation to analysts during a teleconference on Wednesday, July 20, at 2 p.m. EDT. Following the analyst call, they will hold a question-and-answer conference call for media. Reporters interested in listening to the presentation or participating in the media Q&A should call 817-967-1577.

Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe our objectives, plans or goals, or actions we may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, the Company’s expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs; future financing plans and needs; the amounts of the Company’s unencumbered assets and other sources of liquidity; fleet plans; overall economic and industry conditions; plans and objectives for future operations; a potential spin-off or other divestiture of Eagle; regulatory approvals and actions; and the impact on the Company of its results of operations in recent years and the sufficiency of its financial resources to absorb that impact.

Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. This release includes forecasts of unit cost and revenue performance, fuel prices and fuel hedging, capacity and traffic estimates, other income/expense estimates, share count, and statements regarding the Company’s liquidity, each of which is a forward-looking statement. Forward-looking statements are subject to a number of factors that could cause the Company’s actual results to differ materially from the Company’s expectations. The following factors, in addition to other possible factors not listed, could cause the Company’s actual results to differ materially from those expressed in forward-looking statements: the materially weakened financial condition of the Company, resulting from its significant losses in recent years; weak demand for air travel and lower investment asset returns resulting from the severe global economic downturn; the Company’s need to raise substantial additional funds and its ability to do so on acceptable terms; the potential requirement for the Company to maintain reserves under its credit cart processing agreements, which could materially adversely impact the Company’s liquidity; the ability of the Company to generate additional revenues and reduce its costs; continued high and volatile fuel prices and further increases in the price of fuel, and the availability of fuel; the resolution of pending litigation with certain global distribution systems and business discussions with certain on-line travel agents; the Company’s substantial indebtedness and other obligations; the ability of the Company to satisfy certain covenants and conditions in certain of its financing and other agreements; changes in economic and other conditions beyond the Company’s control, and the volatile results of the Company’s operations; the fiercely and increasingly competitive business environment faced by the Company; potential industry consolidation and alliance changes; competition with reorganized carriers; low fare levels by historical standards and the Company’s reduced pricing power; changes in the Company’s corporate or business strategy; extensive government regulation of the Company’s business; conflicts overseas or terrorist attacks; uncertainties with respect to the Company’s international operations; outbreaks of a disease (such as SARS, avian flu or the H1N1 virus) that affects travel behavior; labor costs that are higher than those of the Company’s competitors; uncertainties with respect to the Company’s relationships with unionized and other employee work groups; increased insurance costs and potential reductions of available insurance coverage; the Company’s ability to retain key management personnel; potential failures or disruptions of the Company’s computer, communications or other technology systems; losses and adverse publicity resulting from any accident involving the Company’s aircraft; interruptions or disruptions in service at one or more of the Company’s primary market airports; the heavy taxation of the airline industry; and changes in the price of the Company’s common stock. Additional information concerning these and other factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010.

Detailed financial information follows:

AMR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Percent
	2011	2010	Change
Revenues
Passenger - American Airlines	$4,557	$4,279	6.5%
- Regional Affiliates	711	600	18.5
Cargo	187	170	9.6
Other revenues	659	625	5.5

Total operating revenues	6,114	5,674	7.8

Expenses
Aircraft fuel	2,202	1,655	33.1
Wages, salaries and benefits	1,764	1,714	2.9
Other rentals and landing fees	355	352	0.9
Maintenance, materials and repairs	334	340	(1.8)
Depreciation and amortization	266	267	(0.4)
Commissions, booking fees and credit card expense	268	248	8.1
Aircraft rentals	158	145	9.0
Food service	133	121	9.9
Special charges	—	—	*
Other operating expenses	712	636	11.9

Total operating expenses	6,192	5,478	13.0

Operating Income (Loss)	(78)	196	*

Other Income (Expense)
Interest income	7	6	16.7
Interest expense	(215)	(209)	2.8
Interest capitalized	10	8	24.0
Miscellaneous – net	(10)	(12)	(16.7)

	(208)	(207)	0.5

Loss Before Income Taxes	(286)	(11)	*
Income tax	—	—	—

Net Loss	$(286)	$(11)	*

Loss Per Share
Basic	$(0.85)	$(0.03)

Diluted	$(0.85)	$(0.03)

Number of Shares Used in Computation
Basic	335	333
Diluted	335	333

*	Greater than 100%

AMR CORPORATION

OPERATING STATISTICS

(Unaudited)

	Three Months Ended June 30,		Percent
	2011	2010	Change
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	32,788	32,215	1.8
Available seat miles (millions)	39,228	38,413	2.1
Cargo ton miles (millions)	459	478	(4.1)
Passenger load factor	83.6%	83.9%	(0.3	) pts
Passenger revenue yield per passenger mile (cents)	13.90	13.28	4.6
Passenger revenue per available seat mile (cents)	11.62	11.14	4.3
Cargo revenue yield per ton mile (cents)	40.76	35.67	14.2
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.85	12.62	9.7
Fuel consumption (gallons, in millions)	627	627	0.0
Fuel price per gallon (dollars)	3.11	2.37	31.2

Regional Affiliates
Revenue passenger miles (millions)	2,585	2,230	15.9
Available seat miles (millions)	3,412	2,994	14.0
Passenger load factor	75.8%	74.5%	1.3	pts

AMR Corporation

Average Equivalent Number of Employees
American Airlines	66,800	65,600
Other	13,700	12,700

Total	80,500	78,300

(1)	Excludes $793 million and $662 million of expense incurred related to Regional Affiliates in 2011 and 2010, respectively.

AMR CORPORATION

OPERATING STATISTICS

(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended June 30, 2011
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change

DOT Domestic	11.74	4.9%	23.2	(1.0)%
International	11.44	3.5	16.0	7.0
DOT Latin America	12.75	17.0	7.2	0.2
DOT Atlantic	10.83	(4.7)	6.6	9.0
DOT Pacific	9.02	(14.7)	2.3	27.4

American Airlines, Inc.	Three Months Ended June 30, 2011
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change

DOT Domestic	85.5	(0.2)	13.73	5.1%
International	80.8	(0.2)	14.16	3.8
DOT Latin America	79.9	3.6	15.95	11.7
DOT Atlantic	82.9	(2.0)	13.07	(2.3)
DOT Pacific	77.0	(9.3)	11.72	(4.3)

[1]	Revenue per Available Seat Mile
[2]	Available Seat Miles

AMR CORPORATION

NON-GAAP AND OTHER RECONCILIATIONS

(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2011	2010

Total operating expenses	$6,225	$5,510
Less: Operating expenses incurred related to Regional Affiliates	793	662

Operating expenses excluding expenses incurred related to Regional Affiliates	$5,432	$4,848
American mainline jet operations available seat miles	39,228	38,413

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.85	12.62

Percent change	9.7%

American Airlines, Inc. Mainline Jet Operations	Three Months Ended June 30,
(in millions, except as noted)	2011	2010

Total operating expenses	$6,225	$5,510
Less: Operating expenses incurred related to Regional Affiliates	793	662

Operating expenses excluding expenses incurred related to Regional Affiliates	$5,432	$4,848
American mainline jet operations available seat miles	39,228	38,413

Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.85	12.62
Less: Impact of special items (cents)	—	—

Operating expenses per available seat mile, excluding impact of special items (cents)	13.85	12.62

Percent change	9.7%
Less: Fuel cost per available seat mile (cents)	4.97	3.87

Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	8.88	8.75

Percent change	1.4%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR CORPORATION

NON-GAAP AND OTHER RECONCILIATIONS

(Unaudited)

AMR Corporation	Three Months Ended June 30,
	2011	2010
Operating expenses per available seat mile (cents)	$14.52	$13.23
Less: Impact of special items (cents)	—	—

Operating expenses per available seat mile (cents)	14.52	13.23

Percent change	9.8%
Less: Fuel cost per available seat mile (cents)	5.16	4.00

Operating expenses per available seat mile, excluding impact of special items and the cost of fuel (cents)	9.36	9.23

Percent change	1.4%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

AMR Corporation Calculation of Net Debt	As of June 30
(in millions)	2011	2010

Current and long-term debt	$11,169	$10,869
Current and long-term capital lease obligations	713	628
Principal amount of certain airport facility tax-exempt bonds and the present value of aircraft operating lease obligations	5,218	4,588

	17,100	16,085
Less: Unrestricted cash and short-term investments	5,176	5,084

Net Debt	$11,924	$11,001

Note: The Company believes the net debt metric assists investors in understanding changes in the Company’s liquidity and the results of its efforts to build a financial foundation under the Company’s Turnaround Plan.

AMR CORPORATION

NON-GAAP AND OTHER RECONCILIATIONS

(Unaudited)

American Airlines, Inc. Mainline Jet Operations	Three Months Ended September 30,
	2011 (Estimate)[1]	2010 (Actual)
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.80	12.20
Less: Impact of special items (cents)	—	—

Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.80	12.20

Percent change	13.1%
Less: Fuel expense per available seat mile (cents)	4.99	3.61

Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	8.81	8.59

Percent change	2.6%

American Airlines, Inc. Mainline Jet Operations	Year Ended December 31,
	2011 (Estimate)[1]	2010 (Actual)
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	13.77	12.62
Less: Impact of special items (cents)	0.02	0.05

Operating expenses per available seat mile, excluding Regional Affiliates and impact of special items (cents)	13.75	12.57

Percent change	9.4%
Less: Fuel expense per available seat mile (cents)	4.83	3.74

Operating expenses per available seat mile, excluding Regional Affiliates, impact of special items and fuel expense (cents)	8.92	8.83

Percent change	1.0%

[1]	CASM and ex-fuel CASM guidance reconciliations represent the mid-point of the guidance provided in the earnings release

AMR CORPORATION

NON-GAAP AND OTHER RECONCILIATIONS

(Unaudited)

AMR Corporation	Three Months Ended September 30,
	2011 (Estimate)[1]	2010 (Actual)
Operating expenses per available seat mile (cents)	14.45	12.75
Less: Impact of special items (cents)	—	—

Operating expenses per available seat mile, excluding impact of special items (cents)	14.45	12.75

Percent change	13.3%

Less: Fuel expense per available seat mile (cents)	5.19	3.74

Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.26	9.01

Percent change	2.8%

AMR Corporation	Year Ended December 31,
	2011 (Estimate)[1]	2010 (Actual)

Operating expenses per available seat mile (cents)	14.44	13.22
Less: Impact of special items (cents)	0.02	0.05

Operating expenses per available seat mile, excluding impact of special items (cents)	14.42	13.17

Percent change	9.5%

Less: Fuel expense per available seat mile (cents)	5.03	3.87

Operating expenses per available seat mile, excluding impact of special items and fuel expense (cents)	9.39	9.30

Percent change	1.0%

AMR Corporation	Three Months Ended June 30,
(in millions, except as noted)	2011	2010

Net Loss	(286)	(11)
Less: Impact of special items	—	—

Net Loss, excluding impact of special items	(286)	(11)

Loss Per Share
Basic	(0.85)	(0.03)
Diluted	(0.85)	(0.03)

[1]	CASM and ex-fuel CASM guidance reconciliations represent the mid-point of the guidance provided in the earnings release

AMR CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Percent Change
	2011	2010
Revenues
Passenger - American Airlines	$8,691	$8,110	7.2%
- Regional Affiliates	1,288	1,098	17.4
Cargo	356	324	9.8
Other revenues	1,312	1,210	8.4

Total operating revenues	11,647	10,742	8.4

Expenses
Aircraft fuel	4,044	3,131	29.2
Wages, salaries and benefits	3,486	3,417	2.0
Other rentals and landing fees	707	704	0.4
Maintenance, materials and repairs	639	691	(7.5)
Depreciation and amortization	542	534	1.5
Commissions, booking fees and credit card expense	524	482	8.7
Aircraft rentals	318	274	16.1
Food service	253	236	7.2
Special charges	—	—	*
Other operating expenses	1,443	1,375	4.9

Total operating expenses	11,956	10,844	10.3

Operating Loss	(309)	(102)	*

Other Income (Expense)
Interest income	14	11	25.6
Interest expense	(415)	(418)	(0.6)
Interest capitalized	17	18	(6.4)
Miscellaneous – net	(29)	(25)	16.0

	(413)	(414)	(0.2)

Loss Before Income Taxes	(722)	(516)	39.9
Income tax	—	—	—

Net Loss	$(722)	$(516)	39.9

Loss Per Share
Basic	$(2.16)	$(1.55)

Diluted	$(2.16)	$(1.55)

Number of Shares Used in Computation
Basic	334	333
Diluted	334	333

*	Greater than 100%

AMR CORPORATION

OPERATING STATISTICS

(Unaudited)

	Six Months Ended June 30,		Percent Change
	2011	2010
American Airlines, Inc. Mainline Jet Operations
Revenue passenger miles (millions)	61,953	60,916	1.7
Available seat miles (millions)	77,078	75,259	2.4
Cargo ton miles (millions)	898	925	(3.0)
Passenger load factor	80.4%	80.9%	(0.6	) pts
Passenger revenue yield per passenger mile (cents)	14.03	13.31	5.4
Passenger revenue per available seat mile (cents)	11.28	10.78	4.6
Cargo revenue yield per ton mile (cents)	39.66	35.04	13.2
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	13.63	12.76	6.8
Fuel consumption (gallons, in millions)	1,224	1,225	(0.1)
Fuel price per gallon (dollars)	2.93	2.30	27.6

Regional Affiliates
Revenue passenger miles (millions)	4,720	4,093	15.3
Available seat miles (millions)	6,567	5,767	13.9
Passenger load factor	71.9%	71.0%	0.9	pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	66,250	65,500
Other	13,500	12,550

Total	79,750	78,050

(1)	Excludes $1.5 billion and $1.3 billion of expense incurred related to Regional Affiliates in 2011 and 2010, respectively

AMR CORPORATION

OPERATING STATISTICS

(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Six Months Ended June 30, 2011
Entity Results	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change
DOT Domestic	11.32	5.5%	46.0	(0.6)%
International	11.21	3.3	31.1	7.3
DOT Latin America	12.70	11.3	15.3	5.0
DOT Atlantic	10.07	(3.5)	11.6	4.6
DOT Pacific	8.98	(9.3)	4.3	25.4

[1]	Revenue per Available Seat Mile
[2]	Available Seat Miles

American Airlines, Inc.	Six Months Ended June 30, 2011
Entity Results	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change
DOT Domestic	82.0	(0.3)	13.81	6.0%
International	78.0	(0.7)	14.37	4.3
DOT Latin America	79.9	2.4	15.88	8.0
DOT Atlantic	76.2	(2.5)	13.22	(0.1)
DOT Pacific	76.2	(8.0)	11.79	0.2

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